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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 6, 1997 (except for
Note 10, Note 12 and the last paragraph of Note 1, as to which the date is January 29, 1998) relating to the financial statements of McGregor Travel Management, Inc. which appears in such prospectus, and to the reference to us under the heading "Experts" in the Prospectus, which is also part of this Registration Statement.


Walter J. McKeever & Company
Greenwich, Connecticut
May 14, 1998